Exhibit 22


                   SUBSIDIARIES OF REGISTRANT




                 Cerner Corporation PTY Limited

                     Cerner Deutschland GmbH

                        Cerner FSC, Inc.

                 Cerner Health Connections, Inc.

                    Cerner Health Facts, Inc.

                     Cerner Health Resources

                     Cerner HealthWise, Inc.

                   Cerner International, Inc.

                         Cerner Limited

               Cerner Performance Logistics, Inc.

                     Cerner Properties, Inc.

                    Cerner Singapore Limited